QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2005

ADOLPH COORS COMPANY
(Exact name of registrant as specified in its charter)

1-14829 (Commission File Number)
Delaware (State or other jurisdiction of incorporation or organization)	84-0178360 (I.R.S. Employer Identification No.)
311 - 10th Street Golden, Colorado 80401 (Address of principal executive offices, with zip code)
(303) 279-6565 (Registrant's telephone number, including area code)

(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

        Adolph Coors Company ("Coors") and Molson Inc. ("Molson") announced on January 13, 2005 that in connection with the previously announced merger of the two companies, they have agreed to increase the amount of the special dividend to be paid to Molson shareholders as part of the transaction. Pentland Securities (1981) Inc., a company owned by Eric H. Molson and Stephen T. Molson and controlled by Eric H. Molson, has agreed to forego any participation in the special dividend. Both Molson Class A non-voting and Class B common shareholders, excluding Pentland, will now receive C$5.44 per share, an increase of C$2.18 per share over the previously announced special dividend of C$3.26 per share, or a total of approximately C$640 million (US$532 million), payable as part of the plan of arrangement to Molson shareholders of record as of the last trading day immediately prior to the date of closing of the merger transaction. The parties have also agreed to extend until March 15, 2005 the date on which either Molson or Coors may, subject to specified exceptions, terminate the combination agreement if the merger transaction is not completed on or before such date.

        A copy of the press release announcing the increased special dividend is attached hereto as Exhibit 99.1. A copy of Amendment No. 2, dated January 13, 2005, to the Combination Agreement between Coors, Molson and Molson Coors Canada Inc., a subsidiary of Coors, is attached hereto as Exhibit 2.1.

        Molson is also currently authorized to brew, distribute and sell Coors brands in Canada under agreements between Molson and Coors and currently brews, distributes and sells the Coors Light brand in Canada. Coors also sells the Molson family of brands in the United States through a joint venture.

        This Form 8-K includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Forward-looking statements are commonly identified by such terms and phrases as "would," "may," "will," "expects" or "expected to" and other terms with similar meaning indicating possible future events or actions or potential impact on the businesses or shareholders of Adolph Coors Company and Molson Inc. (together the "Companies"). There is no assurance the transaction contemplated in this release will be completed at all, or completed upon the same terms and conditions described. All forward-looking statements in this press release are expressly qualified by information contained in each company's filings with regulatory authorities. The Companies do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

        Certain factors that could cause Coors' and Molson's results to differ materially from those described in the forward-looking statements can be found in the definitive proxy statement and the periodic reports filed by Coors with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov). Neither Coors nor Molson undertakes, and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

        Coors has filed a definitive joint proxy statement/management information circular regarding the proposed transaction with the Securities and Exchange Commission. Stockholders are urged to read the definitive joint proxy statement/management information circular, including any supplement thereto when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the definitive joint proxy statement/management information circular and any supplement thereto, as well as other filings containing information about Coors, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of the definitive joint proxy statement/management information circular and any supplement thereto and the filings with the Securities and Exchange Commission that will be incorporated by reference in the definitive joint proxy statement/management information circular can also be obtained, without charge, by directing a request to Adolph Coors Company, 311 10th Street, Golden, Colorado 80401, Attention: Investor Relations, (303) 279-6565. The respective directors and executive officers of Coors and Molson and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Coors's and Molson's directors and executive officers, and a description of their direct and indirect interests, by security holdings or otherwise, is available in the definitive joint proxy statement/management information circular filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

  (c)
  Exhibits

  2.1
  Amendment No. 2, dated January 13, 2005, to Combination Agreement, between Adolph Coors Company, Molson Coors Canada Inc. and Molson Inc.

  99.1
  Press Release, dated January 13, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 14, 2005	ADOLPH COORS COMPANY
/s/ Annita M. Menogan
By: Annita M. Menogan Its: Corporate Secretary and Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment No. 2, dated January 13, 2005, to Combination Agreement, between Adolph Coors Company, Molson Coors Canada Inc. and Molson Inc.
99.1	Press Release, dated January 13, 2005

QuickLinks

SIGNATURES
EXHIBIT INDEX